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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated May 13, 1997, in this Registration Statement and related Prospectus of Eastern Environmental Services, Inc. for the registration of 4,500,000 shares of its common stock.








                                                           /s/ Ernst & Young LLP



Philadelphia, Pennsylvania
May 13, 1997